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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT


        AGREEMENT made by and between Duane DeSisto (the "Executive") and Insulet Corporation, a Delaware corporation with a principal place of business at 100 Cummings Center, Suite 239G, Beverly, Massachusetts 01915 ("Insulet" or the "Company").

        WHEREAS, the Executive's position under this Agreement requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, financial and strategic planning, research, marketing, distribution and licensing of the Company's products and services;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

        1. Position and Responsibilities. During the term of this Agreement, the Executive agrees to serve as Chief Operating Officer, Chief Financial Officer and Treasurer of the Company or in such other positions and with such other title as may be assigned from time to time. The Executive shall also serve as Interim Chief Executive Officer until such time as the Company hires a Chief Executive Officer. The Executive shall initially report to the Board of Directors until a Chief Executive Officer is hired, at which time he shall report to the Chief Executive Officer. The Executive shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. The Executive shall devote substantially all of his business time, attention and energies to the Company's business and shall not engage in any other business activity without the Board of Directors' or Chief Executive Officer's approval (as applicable). The Executive shall perform his services under this Agreement at such locations as may be required by the Company, but he initially will be located at the Company's facilities in Beverly, Massachusetts.

        2. Compensation: Salary, Bonuses and Other Benefits. During the term of this Agreement, the Company shall pay the Executive, as consideration for the Executive's satisfactory performance of his duties, the following compensation:

               (A) Salary. In consideration of the services to be rendered by the Executive to the Company, the Company will pay to the Executive a bi-weekly salary of $8,653.85 (annualized, $225,000.00) (the Executive's "Base Salary"). Such Base Salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time. Executive's performance and salary will be reviewed by the Board of Directors annually on or about the anniversary of this Agreement.

               (B) Fringe Benefits. The Executive will be eligible to participate on the same general basis and subject to the same rules and regulations as other Company executives in the Company's standard benefit plans as such benefits or plans may be modified or amended from

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time to time. The Company may alter, add to, modify or delete its benefit plans at any time it determines in its sole judgment to be appropriate.

               (C) Life Insurance. The Company shall provide Executive with life insurance in an amount equal to twice Executive's annual salary, the proceeds of which are to be payable to the Executive's designated beneficiary.

               (D) Vacation. During the term hereof, the Executive shall be eligible to accrue three (3) weeks of paid vacation per calendar year, to be taken at such times and intervals as shall be agreed to by the Company and the Executive in their reasonable discretion.

               (E) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his responsibilities hereunder in accordance with the Company's prevailing policy and practice relating to reimbursements as established, modified or amended from time to time. The Executive must provide substantiation and documentation of these expenses to the Company in order to receive reimbursement.

               (F) Tax Withholding. All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

        3. Term. Subject to the earlier termination as hereafter provided in
Section 4, the term of this Agreement shall commence on July 9, 2003 and shall continue until two (2) years therefrom (the "Initial Employment Term"). Subject to earlier termination as hereafter provided in Section 4, the Initial Employment Term shall be automatically extended for additional terms of successive one (1) year periods (each an "Additional Employment Term") unless the Company or the Executive gives written notice to the other party at least forty-five (45) days prior to the expiration of the then Initial Employment Term or Additional Employment Term that the term of this Agreement shall not be so extended.

        4. Termination. The Executive's employment under this Agreement may be terminated as follows:

               (A) By Failure to Extend the Agreement: If this Agreement is not extended pursuant to Section 3 hereof, the Executive's employment shall terminate, and the Executive shall be entitled to no payments, salary continuation, severance or other benefits after the termination date of this Agreement, except for Base Salary and vacation to the extent accrued through the date of such termination; provided, however, that upon such failure to extend the term of this Agreement, the parties may agree to continue the Executive's employment thereafter solely on an "at-will" basis.

               (B) At the Executive's Option. The Executive may terminate his employment under this Agreement, at any time by giving at least forty-five (45) days' advance written notice to the Company. In the event of a termination at the Executive's option, the Company may accelerate Executive's departure date and will have no obligation to pay Executive after his actual departure date. In the event of termination at the Executive's option, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but

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unpaid Base Salary and vacation to the extent accrued through the Executive's actual departure date.

               (C) At the Election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Executive's employment under this Agreement for "Cause" at any time during the term of this Agreement without any prior written notice to the Executive. Termination by the Company shall constitute a termination for Cause under this Section 4(C) if such termination is for one or more of the following causes:

                        (i) the failure or refusal of the Executive to render
                services to the Company in accordance with his obligations under this Agreement or a determination by the Company that the Executive has failed to perform the duties of his employment;

                        (ii) disloyalty, gross negligence, dishonesty, breach of
                fiduciary duty or breach of the terms of this Agreement or the other agreements executed in connection herewith;

                        (iii) the commission by the Executive of an act of
                fraud, embezzlement or disregard of the rules or policies of the Company or the commission by the Executive of any other action which injures the Company;

                        (iv) acts which, in the judgment of the Board of
                Directors, would tend to generate adverse publicity toward the Company;

                        (v) the commission, or plea of nolo contendere, by the
                Executive of a felony;

                        (vi) the commission of an act which constitutes unfair
                competition with the Company or which induces any customer of the Company to breach a contract with the Company; or

                        (vii) a breach by the Executive of the terms of the
                Non-Competition and Non-Solicitation Agreement or the Employee Nondisclosure and Developments Agreement between Executive and the Company, each dated as of July 9, 2001.

In the event of a termination for Cause pursuant to the provisions of clauses
(i) through (vii) above, inclusive, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

               (D) At the Election of the Company for Reasons Other than for Cause. The Company may, immediately and unilaterally, terminate the Executive's employment under this Agreement at any time during the term of this Agreement without Cause by giving ten (10) days' advance written notice to the Executive of the Company's election to terminate. During such ten-day period, the Executive will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a successor. The Company, at its option, may pay the Executive his prorated Base Salary rate for ten (10) days in lieu of such

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notice. In the event the Company exercises its right to terminate the Executive under this Section 4(D), Executive may be eligible for severance payments as set forth in Section 4(F). For avoidance of doubt, notice given by the Company under
Section 3 that the term of the Agreement will not be extended shall not be deemed to be termination without Cause under this Section 4(D).

               (E) Benefits if Agreement Terminated Due to Death or Disability. Executive's employment will terminate if Executive dies or suffers physical incapacity or mental incompetence. For the purposes of this Agreement, the Executive shall be deemed to have suffered physical incapacity or mental incompetence if the Executive is unable to perform the essential functions of his job with reasonable accommodation for a period of 120 consecutive or cumulative days in any one year period. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If this Agreement terminates due to the death or disability of Executive, Executive (or in the case of death, Executive's designated beneficiary, or if no beneficiary has been designated by you, your estate) shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary, vacation and benefits to the extent accrued or vested through the Executive's termination date.

               (F) Severance. In the event the Company terminates Executive's employment under Section 4(D) (For Reasons Other Than For Cause) and the Executive signs a comprehensive release in the form, and of a scope, acceptable to the Company, the Company agrees to pay the Executive severance payments at the Executive's then current Base Salary rate for six (6) months. Such severance payments shall be payable on a monthly basis in conformity with the Company's customary practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes. Except as expressly set forth in this Section 4(F), Executive acknowledges that the Company shall not have any further obligations to the Executive in the event of Executive's termination under Section 4(D), except such further obligations as may be imposed by law and except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

        If Executive breaches his post-employment obligations under the Non-Competition and Non-Solicitation Agreement or the Employee Nondisclosure and Developments Agreement between Executive and the Company, each dated as of July 9, 2001, or any other restrictive covenants or agreements executed by Executive, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction.

        5. Execution of Other Agreements, Survival of Certain Provisions. The Executive acknowledges that he has executed and is bound by the Non-Competition and Non-Solicitation Agreement and the Employee Nondisclosure and Developments Agreement referenced above. Executive's post-employment obligations under such agreements and any other restrictive covenants or agreements executed by Executive shall survive any termination of employment or termination or expiration of this Agreement. The obligation of the Company to make payments to or on behalf of the Executive under Section 4(F) hereof is expressly conditioned upon

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Executive's continued full performance of such Non-Competition and
Non-Solicitation Agreement and such Employee Nondisclosure and Developments Agreement and any other obligations under any restrictive covenants or agreements.

        6. Consent and Waiver by Third Parties. The Executive hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Executive represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

        7. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of Massachusetts, without giving effect to the principles of choice of law or conflicts of law of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Executive hereby submits to the jurisdiction and venue of any such court.

        8. Severability. In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

        9. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. Until the time the Executive is reporting to the Chief Executive Officer, no modification or waiver by the Company shall be effective without the consent of the Board of Directors then in office at the time of such modification or waiver.

        10. Assignment. The Executive acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement may be assigned by the Company and shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

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        11. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements relating to the subject matter hereof, whether written or oral, made prior to the date hereof between the Executive and the Company or any of its affiliates or predecessors except that Non-Competition and Non-Solicitation Agreement and the Employee Nondisclosure and Developments Agreement between Executive and the Company, each dated as of July 9, 2001, shall remain in full force and effect.

        12. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

               If to the Company, to:

                                    Chief Executive Officer
                                    Insulet Corporation
                                    100 Cummings Center, Suite 239G
                                    Beverly, MA 01915

               with a copy to:      Lawrence S. Wittenberg, Esq.
                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA 02110

               with a copy to:      Duane R. Mason
                                    Prism Venture Partners Suite 2500
                                    100 Lowder Brook Drive
                                    Westwood, MA 02090

        If to the Executive, at the Executive's address set forth on the signature page hereto.

        13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        14. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

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        IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

INSULET CORPORATION                       DUANE DESISTO


By:     /s/ Duane Mason                   /s/ Duane DeSisto
        -------------------------         --------------------------
        Name: Duane Mason,                Duane DeSisto
        Title: Director                   93 Betty Pond Road
                                          Hope, Rhode Island

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